EXHIBIT 10.26

                             SECURED PROMISSORY NOTE


$150,000                                                  Mayfield Village, Ohio

                                                                February 5, 2004




         INNOVATIVE COMPUTING GROUP, INC., an Ohio corporation (the "COMPANY"), FOR VALUE RECEIVED, hereby promises to pay to the order of IA Global, Inc. (the "HOLDER"), the principal amount, as set forth in Section 1 below, together with any interest accrued thereon, as set forth in Section 2 below on this note (the "NOTE"). The obligations of the Company hereunder are secured by that certain Security Agreement of even date herewith (the "SECURITY AGREEMENT").

         1. LOAN; PRINCIPAL AMOUNT. The Holder hereby loans to the Company on the date hereof One Hundred Thousand Dollars ($100,000) (the "INITIAL TRANCHE"). The principal amount of this Note shall be equal to the Initial Tranche plus any additional amounts actually paid (with such proposed and actual amounts set forth on EXHIBIT A hereto), up to a total of One Hundred Fifty Thousand Dollars ($150,000) (the sum of any additional tranches, together with the Initial Tranche, are the "PRINCIPAL AMOUNT"). Upon payment of any amount in the Second Tranche (as defined in EXHIBIT A), the Company shall execute the Form of Notice of Borrowing as set forth on EXHIBIT C hereto, evidencing its request for borrowing, and the Holder shall countersign such Form of Notice of Borrowing, evidencing that such payment has been made.

         2. INTEREST. Interest shall accrue on the outstanding Principal Amount at a rate equal to the United States Prime Rate (currently four (4%) percent per annum), as determined at the beginning of each calendar month (the "INTEREST RATE").

         3. PAYMENTS; MATURITY DATE. This Note shall become due and payable on March 31, 2004 or if such date is not a business day in the States of New York or Ohio, the first business day thereafter (the "MATURITY DATE"), unless the Second Tranche is advanced by the Holder to the Company, in which case the Maturity Date shall be April 30, 2004. If an Event of Default (as defined below in Section 6) shall have occurred and be continuing, the unpaid Principal Amount of this Note and all accrued and unpaid interest hereon and other amounts payable in respect hereof may become, or may be declared to be, immediately due and payable as provided in Section 6 below.

         4. REPAYMENT; PREPAYMENT. The Company shall have the right to prepay, in part or in full, without penalty, this Note (together with all accrued interest to the date of prepayment on the amount of principal thus prepaid) at any time or times without penalty; PROVIDED that such prepayment (i) shall be made upon one business day's prior written notice and (ii) shall include all accrued and unpaid interest due on the amount of such prepaid principal. All repayments, prepayments and payments of principal and interest due with respect to this Note shall be made by the Company in U.S. dollars in immediately available funds to the account of, or otherwise as directed by, the Holder. All obligations of the Company, and of any guarantor or other person liable under this Note, shall be reinstated as though payment had never been received by the Holder if after any payment all or a portion of the amounts paid are voided,

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rescinded or otherwise returned upon the Company's insolvency, bankruptcy or reorganization. The Company shall not have any right to re-borrow any amounts repaid or prepaid to the Holder hereunder.

         5. NO IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

         6. DEFAULT.

         (a) EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default":

                  (i) Default in the payment of the principal and/or unpaid accrued interest of this Note on or before the date that is six (6) months after the Maturity Date (such six-month period shall be referred to as the "Redemption Period");

                  (ii) Except as provided in Section 6(a)(iv), the Company or substantially all of its property or assets shall come under the authority of a custodian, receiver or trustee, or is adjudicated insolvent or bankrupt;

                  (iii) The Company shall admit in writing that it is insolvent or otherwise unable to pay its debts as they become due;

                  (iv) A proceeding shall be commenced against the Company under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against it, or the proceeding is commenced but is not dismissed within ninety (90) days after the commencement thereof, or proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors are instituted or commenced by the Company or an assignment for the benefit of creditors is made;

                  (v) The Security Agreement shall cease for any reason to be in full force and effect, or the security interest created by the Security Agreement shall cease for any reason to be enforceable and of the same effect and priority purported to be created thereby, and the continuation of such cessation for a period of five (5) days after the Holder notifies the Company of such cessation; or

                  (vi) The closing of the sale of substantially all of the assets of QuikCat, Inc., an Ohio corporation ("QC") to any person other than the Holder or a related party or any other person with the approval of Holder;

                  (vii) Failure to consummate the sale of substantially all of the assets of QC to the Holder (the "QC ACQUISITION") by the Maturity Date;

                  (viii) Failure by the Company to reasonably cooperate with the Holder in creating an application program interface of the Security (the "SECURITY APPLICATION") by

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March 31, 2004, and such other reasonable requests related to the development of the Security Application.

         (b) BUDGET. The Holder has provided the Principal Amount of this Note in anticipation of a purchase of substantially all of the assets of the Company, as set forth in a term sheet executed by the Company and the Holder on _________, 2004. Use of the funds provided hereunder by the Holder to the Company shall be made pursuant to a budget, set forth on EXHIBIT B hereto (the "BUDGET"). If at any time prior to the Maturity Date the Company fails, in a material and adverse manner, to comply with the terms of the Budget, and such failure to comply continues for a period of five (5) days thereafter without the prior written consent of the Holder, then such event shall be an Event of Default as defined herein.

         (c) REMEDIES.

                  (i) Upon the occurrence of an Event of Default, the Holder shall have the option to demand full and immediate payment of the Principal Amount then outstanding, as well as any accrued interest thereon, and may institute such actions or proceedings in law or equity as the Holder shall deem expedient for the protection of its rights (including bringing an action in foreclosure under applicable bankruptcy laws), and may prosecute and enforce its claims against all assets of the Company.

                  (ii) In addition to the foregoing, if the QC Acquisition is not consummated by the Maturity Date, then, during the Redemption Period, the parties shall have the following rights:

                           1. The Company shall have the right to pay to the
Holder the Principal Amount and all accrued but unpaid interest thereon (collectively, the "PAYMENT").

                           2. The Company grants to Holder an exclusive license
to sublicense and distribute the object code of the Security during the Redemption Period, and grants to Holder a sublicense to any rights licensed to the Company by QC with respect to the Security in order to accomplish the foregoing; PROVIDED, HOWEVER, that the Company retains the right to license, sublicense and distribute the object code of the Security during the Redemption Period. Proceeds from any sublicensing or distribution of the object code of the Security by the Company, the Holder or QC during the Redemption Period shall be shared on a 50:50 basis by the Company and the Holder.

                           3. If the Company makes the Payment to the Holder
prior to the expiration of the Redemption Period, then this Note shall be considered paid in full, the Security shall be returned to Company free and clear of all security interests, and the Company grants to the Holder a limited, non-exclusive license to distribute the object code of the Security. Any proceeds received from such distribution shall be shared on a 50:50 basis between the Holder and the Company. If the Company fails to make the Payment prior to the expiration of the Redemption Period, then the Security shall be released to the Holder as full satisfaction hereof. Upon release of the Security to the Holder, the Company grants to Holder a license to any patents owned by the Company or its subsidiaries, and a sublicense to any patents it has licensed, related to the Security, so that the Holder may sell, license, sublicense and distribute the Security, including any copies of the object code or the source code thereof.

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                           4. Notwithstanding the foregoing, an Event of Default
pursuant to Section 6(a)(viii), following delivery of written notice to the Company, which written notice provides for a commercially reasonable period to cure such default, shall result in an immediate release of the Security, but the Company shall have the right to make the Payment as set forth in subsection 2 above, and the rights in subsection 3 above shall thereafter be effective.

         (d) COST OF COLLECTION. In the event of any default by Company under this Note, the Company shall pay all reasonable costs of collection incurred by the Holder (including reasonable attorneys' fees and expenses).

         7. WAIVERS.

         (a) The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest in connection with the delivery, acceptance, performance, or default of this Note.

         (b) No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise. No waiver or modification of the terms hereof shall be valid unless set forth in writing by the Holder.

         8. SECURED OBLIGATIONS. In order to induce the Holder to loan to the Company the Principal Amount of this Note, the Company has delivered to the Holder the Security Agreement, dated as of the date hereof (as amended, supplemented and otherwise modified from time to time, the "Security Agreement") pursuant to which the Company has granted to the Holder, as security and collateral for the payment and performance of its obligations hereunder, a senior security interest in the Miliki SuperCompressor (the "SECURITY").

         9. GENERAL.

         (a) SUCCESSORS: ASSIGNMENT. This Note and the obligations and rights of the Company hereunder shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors. The Company may not assign this Note or any obligations hereunder without the prior written consent of the Holder. The Holder may assign this Note at any time.

         (b) CHANGES. Changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon written consent of the Company and the Holder.

         (c) CURRENCY. All payments shall be made in such currency of the United States of America at the time of payment shall be legal tender therein for the payment of public and private debts.

         (d) NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Note shall be in writing and shall be deemed to have

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been given when delivered personally to the recipient, faxed with confirmation of receipt, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Holder at the address indicated below:

         IA Global, Inc.
         Attn: Alan Margerison, President
         533 Airport Boulevard, Suite 400
         Burlingame, CA 94010
         Tel:  (650) 685-2403
         Fax:  (650) 685-2404

With a copy to:

         Arnold & Porter
         1600 Tysons Boulevard, Suite 900
         McLean, VA 22102
         Attn: Kevin Lavin, Esq.
         Tel:  (703) 720-7011
         Fax:  (703) 720-7399

and to the Company at the address indicated below:

         Innovative Computing Group, Inc.
         767 Beta Drive
         Mayfield Village, Ohio 44143
         Attn:  Dr. Olu Lafe
         Tel:   _________________
         Fax:   _________________

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(e) SEVERABILITY. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

10. NOTE UNDER SEAL. This Note shall be deemed to be under seal.

11. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to choice of law principles. The parties hereto hereby submit to the exclusive jurisdiction of the state and federal courts located in the borough of Manhattan in the State of New York for the purposes of any suit, action or other proceeding relating to any dispute under this Agreement.

                      [Signatures appear on following page]

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         IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the undersigned duly authorized representative of the Company.


                                        INNOVATIVE COMPUTING GROUP, INC.

                                                 /s/ Dr. Olu Lafe
                                        By:    _____________________________
                                        Name:  __Dr. Olu Lafe_______________
                                        Title: ________CEO__________________




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                                    EXHIBIT A


                      PRINCIPAL AMOUNT OF PAYMENT TRANCHES

 ESTIMATE                        ESTIMATED AMOUNT         DATE
 --------                        ----------------         ----

 FIRST TRANCHE:                         $100,000          February 2, 2004

 SECOND TRANCHE:                   up to $50,000          February 23, 2004



 ACTUAL                           LOANED AMOUNT           DATE
 ------                           -------------           ----

 FIRST TRANCHE:                        $100,000           _________

 SECOND TRANCHE:                      _________           _________




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                                    EXHIBIT B

                                     BUDGET

Funds must be spent pursuant to the following agreed budget, and the Company will provide the Holder with a monthly accounting of how funds were spent by the 20th day of the following month:

A.       $5,000.00 per month to Dr. Lafe to manage the Company's technology.

B. Approximately $3,000.00 (but not to exceed $6,000.00) per month to Eric Graham to work on AudioCAT under Dr. Lafe's supervision;

C. Reasonable operating expenses of QuikCat, Inc.("QC") such as: (i) rent, including up to $40,000.00 for back rent owed by QC and future rent owed by QC at an amount of $2,500.00 per month payable in advance on the first day of each month; (ii) $4,000.00 per month to maintain the health insurance of all employees of QC; (iii) $800.00 per month for utilities; (iv) $1,500.00 per month for maintenance of QC's T1 high speed line; (v) $800.00 per month for phone service; and (vi) other miscellaneous operating expenses such as insurance, office supplies and postage, maintenance, and the like.

D. Supporting salaries, or individual loan advances in lieu thereof, to QC employees, other than Dr. Lafe, at approximately $21,600.00 per month in the aggregate;

E. Funding QC to port the I-Net Accelerator to a Linux operating system in cooperation with the Holder; the Holder will provide the services, free of charge to the Company, of a suitably qualified Linux project manager to work with the Company and QC; and

F. Residual funds at the discretion of the Company's Board-designated representative but limited to a pre-agreed budget which focuses on the operational aspects of both the Company and QC.

         The expenditures contemplated by the above agreed budget are conditioned upon the understanding that the US $100,000.00 license fee payable by to QC by the Holder is unavailable for use by QC as a result of binding court orders of the U.S. Bankruptcy Court hearing QC's petition in bankruptcy. In addition, the budget set forth above assumes that all income of QC shall be expended by QC prior to any funds of this Note being expended on behalf of QC by the Holder.

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                                    EXHIBIT C

                           FORM OF NOTICE OF BORROWING

         Reference is made to the Secured Promissory Note dated as of ________, 2004 (as amended, supplemented, or otherwise modified in effect from time to time, the "NOTE") among Innovative Computing Group, Inc., an Ohio corporation (the "COMPANY") and IA Global, Inc. (the "HOLDER"). Unless otherwise defined in this Certificate, capitalized terms used but not defined herein have the meanings given to such terms in the Note.

         The Company hereby requests to borrow from the Holder under the Note as follows:

         1. The aggregate principal amount of such additional borrowing is $_____________, and the total borrowing hereunder is $_____________.

         2. The date of such borrowing is: ______________.

         The undersigned officer, in his or her capacity as an officer of the Company, and the Company, certify that:

         (a) the representations and warranties of the Company set forth in the Note and the Security Agreement are true and correct on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties are stated to have been made solely as of an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date; and

         (b) at the time of and immediately after giving effect to such borrowing, no Event of Default has occurred and is continuing.


         Date:    _______________       INNOVATIVE COMPUTING GROUP, INC.

                                        By: __________________________________
                                        Name: ________________________________
                                        Title: _______________________________

         Date:    ________________      IA GLOBAL, INC.

                                        By: __________________________________
                                        Name: ________________________________
                                        Title: _______________________________

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